Contact:          Robert Clements and Peter Appel
                  Risk Capital Holdings, Inc.
                  (203) 862-4300


      RISK CAPITAL HOLDINGS, INC. CLOSES SALE OF REINSURANCE OPERATIONS AND
                    CHANGES NAME TO ARCH CAPITAL GROUP LTD.;
                    PETER A. APPEL BECOMES PRESIDENT AND CEO


     GREENWICH, CONNECTICUT, MAY 5, 2000 - - Risk Capital Holdings, Inc. [NASDAQ: RCHI] announced today that it has consummated the previously announced sale of substantially all of the reinsurance operations of its wholly-owned subsidiary, Risk Capital Reinsurance Company, to Folksamerica Reinsurance Company. The Company also announced that its name is being changed to Arch Capital Group Ltd. [NASDAQ: ACGL] and that Peter A. Appel has become President and Chief Executive Officer, replacing Mark D. Mosca, who will continue as a director.

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